MUFG Americas Holdings Corporation MUFG Americas Holdings Corporation Investor Presentation for the Year Ended December 31, 2017

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 This presentation describes activities of MUFG Americas Holdings Corporation and its consolidated subsidiaries (the Company) unless otherwise specified. This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s most recent annual report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the Securities and Exchange Commission (SEC). The following appears in accordance with the Private Securities Litigation Reform Act. This presentation includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “continue,” “expect,” “target,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “ project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” They may also consist of annualized amounts based on historical interim period results. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, and results of operations or prospects. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the SEC, including the discussions under “Management’s Discussion & Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. All forward-looking statements contained herein are based on information available at the time of this presentation, and the Company assumes no obligation to update any forward-looking statements. This investor presentation includes additional capital ratios (tangible common equity and Common Equity Tier 1 capital (calculated under the Basel III standardized approach on a fully phased-in basis) to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of the Company's capital structure to other financial institutions. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies. Please refer to our separate reconciliation of non-GAAP financial measures in our 10-K for the year ended December 31, 2017. Forward-Looking Statements and Non-GAAP Financial Measures

Core Strategic Subsidiary of Mitsubishi UFJ Financial Group (MUFG)

MUFG Americas Holdings Corporation (**MUAH**) and its principal subsidiaries MUFG Union Bank, N.A. (**MUB**) and MUFG Securities Americas (**MUSA**) are owned by The Bank of Tokyo-Mitsubishi UFJ, Ltd. (**BTMU**) and Mitsubishi UFJ Financial Group, Inc. (**MUFG**). BTMU is a wholly-owned subsidiary of MUFG.

- One of the largest regional bank holding companies in the United States
- Solid balance sheet with high-quality capital base and strong liquidity
- Conservative risk culture resulting in a high quality loan portfolio with strong credit performance
- Network of 349 U.S. retail branches
- Prominent market share in demographically attractive West Coast markets
- Both MUB and MUAH have outstanding, publicly issued debt securities

Reference Banks' Period-End Assets ($bn) [1,2]



$462
$381
$366
$222
$206
$155
$152
$142
$138
$124
$119
$104
$72
$66
USB
PNC
COF
BBT
STI
MUAH
CFG
FITB
KEY
RF
MTB
HBAN
CMA
ZION

1. Source: SNL Financial as of February 9, 2018
2. 'Reference Banks', referred to throughout this presentation unless otherwise noted, consist of these 13 CCAR-filing public regional banks, plus the four largest U.S. money center banks (BAC, C, JPM and WFC) not shown here

MUFG Branch / Financial Center Network



MUB Retail Branches
MUFG Commercial Branches
PurePoint Financial Centers

Company Profile as of December 31, 2017

	MUAH	MUFG
Headquarters	New York	Tokyo
Main Banking Office	San Francisco	Tokyo
U.S. Branches[3]	349	N/A
Employees[4]	Approx. 13,000	Approx. 140,000
Total Assets	$154.6 billion	$2,766 billion[5]
Total Loans Held for Investment	$80.0 billion	$975 billion[5]
Total Deposits	$84.8 billion	$1,546 billion[5]
Common Equity Tier 1 risk-based capital ratio (fully-phased in)	16.27%[6]	12.50%[7]

3. In addition, MUB had 1 international office and 19 PurePoint Financial Centers
4. Full-time equivalent staff
5. JPY denominated amounts converted to USD based on an exchange rate of 113.00 JPY/USD; refer to MUFG's Investor Relations website (http://www.mufg.jp/english/ir/) for additional information
6. Non-GAAP financial measure. Refer to our separate reconciliation of non-GAAP financial measures in our 10-K for the year ended December 31, 2017
7. Calculated in accordance with Japanese banking regulations based on information derived from MUFG's consolidated financial statements prepared in accordance with Japanese GAAP, as required by the Japanese Financial Services Agency

MUFG Americas Holdings Corporation Investor Presentation, 4Q17

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 The enhanced prudential standards require that all foreign banking organizations with at least $50bn in assets hold ownership of controlled U.S. subsidiaries through an Intermediate Holding Company (IHC). MUAH is MUFG's Intermediate Holding Company 12/31/17 assets: $118.5bn 12/31/17 assets: $32.1bn 12/31/17 assets: $4.0bn1 1. Net of intercompany eliminations

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 Compared to the previous year, Net Income increased $87 million • (Reversal of) provision for credit losses was $(103) million compared with $155 million in 2016 • Total revenue was $5.2 billion, down $64 million from the previous year • Noninterest expense increased $202 million due largely to increases in professional and outside services expense, salaries and other compensation and software expense On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act enacting sweeping changes to the U.S. tax laws effective January 1, 2018. These changes can be expected to impact our business and results of operations in a variety of ways, some of which are expected to be positive and others which may be negative 1. Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle. For the Years Ended December 31, December 31, (Dollars in millions) 2017 2016 Results of operations: Net interest income $ 3,204 $ 3,053 Noninterest income 2,010 2,225 Total revenue 5,214 5,278 Noninterest expense 3,984 3,782 Pre-tax, pre-provision income 1 1,230 1,496 (Reversal of) provision for credit losses (103) 155 Income before income taxes and including noncontrolling interests 1,333 1,341 Income tax expense 299 419 Net income including noncontrolling interests 1,034 922 Deduct: Net loss from noncontrolling interests 43 68 Net income attributable to MUAH $ 1,077 $ 990 2017 MUAH Results

MUAH Balance Sheet and Profitability Highlights as of Period End

(Dollars in millions)	As of Period End December 31, 2017	September 30, 2017	December 31, 2016
Balance sheet (end of period)			
Total assets	$ 154,550	$ 154,852	$ 148,144
Total loans held for investment	80,014	78,829	77,551
Total securities	27,448	28,457	24,478
Securities borrowed or purchased under repo	20,894	21,891	19,747
Trading account assets	10,567	10,223	8,942
Total deposits	84,787	85,349	86,947
Securities loaned or sold under repo	26,437	27,307	24,616
Long-term debt	12,162	11,419	11,410
Trading account liabilities	3,600	3,338	2,905
MUAH stockholders' equity	18,255	18,459	17,233
Performance ratios			
Net interest margin [1,2]	2.33%	2.37%	2.23%
Return on average assets [1]	0.71	0.61	0.66
Return on MUAH stockholders' equity [1]	6.01	5.02	5.82
Return on tangible common equity [1]	7.57	6.35	7.39
Efficiency ratio [3]	76.42	73.78	71.65

Compared to the previous year:

- Total assets increased $6.4 billion driven by increases in loans held for investment of $2.5 billion, total securities of $3.0 billion and securities borrowed or purchased under repo of $1.1 billion
- Total loans held for investment increased primarily due to growth in the residential mortgage portfolio, which was partially offset by a decline in the commercial and industrial portfolio
- Total deposits decreased $2.2 billion due to decreases in demand deposits and money market deposits, partially offset by an increase in interest bearing savings deposits related to the launch of PurePoint Financial

1. Annualized
2. Net interest margin is presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent
3. The efficiency ratio is total noninterest expense as a percentage of total revenue (net interest income and noninterest income)

MUFG Americas Holdings Corporation Investor Presentation, 4Q17

Business Model for Four Key Segments[1]

Branding

Regional Bank	U.S. Wholesale & Investment Banking
UnionBank	MUFG

Coverage

Regional Bank

Five main divisions: Consumer Banking, Wealth Markets, Commercial Banking, Real Estate Industries and PurePoint Financial

Two customer segments:

Consumer: West Coast individuals, including high net worth

- Products and services include checking and deposit accounts, mortgages, home equity loans, consumer loans, credit cards, bill and loan payment services, merchant services, wealth planning, trust & estate services, investment management, brokerage and private wealth management
- PurePoint serves consumers by offering savings accounts and CD products online with services provided through a call center and a network of financial centers in New York, Florida, Illinois, and Texas

Commercial: Institutional clients and businesses with annual revenues up to $1 billion

- Commercial credit products and services include commercial and asset-based loans, accounts receivable, inventory, and trade financing primarily to West Coast corporate customers, and construction loans, commercial mortgages, bridge financing and unsecured funding to professional real estate investors and developers nationwide
- Non-credit products and services include global treasury management, capital market solutions, foreign exchange and interest rate risk and commodity risk management products and services

U.S. Wholesale & Investment Banking

- Delivers the full suite of MUAH products and services to large and mid-corporate customers
- Employs an industry-focused strategy including dedicated coverage teams in:
  - General Industries
  - Power and Utilities
  - Oil and Gas
  - Telecom and Media
  - Technology
  - Healthcare and Nonprofit
  - Public Finance
  - Financial Institutions (predominantly Insurance and Asset Managers)
- Provides customers general corporate credit and structured credit services including project finance, leasing and equipment finance, commercial finance, funds finance, and securitizations
- Non-credit products and services include global treasury management, capital market solutions, and various foreign exchange, interest rate risk and commodity risk management products

Products

Transaction Banking

- Automated Clearing House
- Cash Management
- Commercial Card
- Demand Deposit Account
- Institutional Trust and Global Custody
- Money Market Demand Account
- Payables / Receivables
- Treasury Management
- Trade Finance

MUFG Securities Americas (MUSA)

- Capital Markets
- Collateralized Financings
- Domestic and Foreign Debt and Equity Securities Transactions
- Private Placements
- Sales & Trading
- Securities Borrow and Loan
- Securitization

1. During 2Q17 the customer base of the Investment Banking & Markets segment, including its products and services, was consolidated into the activities performed within the other business segments

MUFG Americas Holdings Corporation Investor Presentation, 4Q17

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 Strong and High Quality Capital Base 1. Reference Banks consist of 13 CCAR-filing public regional banks depicted on slide 3 plus the four largest U.S. money center banks. Reference Banks’ average based on reporting through February 15, 2018 (Source: SNL Financial) 2. Non-GAAP financial measures. Refer to our separate reconciliation of non-GAAP financial measures in our 10-K for the year ended December 31, 2017 MUAH's capital ratios exceed the average of the Reference Banks1 MUAH reports its regulatory capital ratios under the standardized approach of the U.S. Basel III rules, with certain provisions subject to phase-in periods. In December 2017, the Company paid a $500 million cash dividend to MUFG and BTMU based on their proportional ownership of the Company. Capital ratios: Reference Banks' Average1 MUAH Capital Ratios December 31, 2017 December 31, 2017 September 30, 2017 Regulatory: Common Equity Tier 1 risk-based capital ratio 10.76% 16.31% 16.19% Tier 1 risk-based capital ratio 11.87 16.31 16.19 Total risk-based capital ratio 14.02 17.76 17.70 Tier 1 leverage ratio 9.65 10.06 10.44 Other: Tangible common equity ratio2 8.51 9.73 9.86 Common Equity Tier 1 risk-based capital ratio (U.S. Basel III standardized approach; fully phased-in)2 N/A 16.27 16.16

Robust Liquidity Profile

MUB

Deposit franchise reduces reliance on wholesale funding

Substantial available liquidity includes:

- Excess Reserves[1]: $1.3 billion
- Unpledged securities: $27.6 billion
- Unused FHLB and Fed capacity: $28.7 billion

MUB's Investment Portfolio, Carrying Value[3] ($ billions)



Agency RMBS
U.S. Treasury
Agency CMBS
RMBS
CMBS
CLO
Other
$17.2
$3.9
$1.5
$0.7
$0.8
$1.9
$1.7

MUAH

Holding company maintains liquidity to meet expected obligations for at least 20 months without access to funding

MUAH consolidated is compliant with modified LCR

MUAH consolidated loan-to-total deposit ratio is 93.8%

Double leverage ratio is 103%[2]

MUAH Consolidated Funding Sources ($ billions)



Medium- and Long-term Debt: $12.2
Commercial Paper and Other Short-term Borrowings: $7.1
Securities loaned or sold under repo: $26.4
Deposits: $84.8

1. Interest bearing deposits in banks
2. Source: MUAH FR Y-9LP as of December 31, 2017; defined as the Total Equity Investment in Subsidiaries divided by Total Equity. Management believes that this is a useful measure because it enables investors and others to assess the extent to which the Company is using debt to fund its equity investment in its subsidiaries
3. Amortized Cost / Carrying Amount reflects amortized cost except for balances transferred from AFS to HTM. Those balances reflect amortized cost plus any unrealized gains or losses at the date of transfer

MUFG Americas Holdings Corporation Investor Presentation, 4Q17

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 Securities Financing Maturity Profile Securities Financing Portfolio Assets Liabilities 25,000 20,000 15,000 10,000 5,000 0 $ (M illi on s) O/N and Continuous 2-30 days 31-90 days > 90 days $9,584 $13,319 $6,020 $2,887 $18,439 $8,708 $8,833 $1,408 48.8% 38.6% 5.8% 2.3% 4.6% 35.2% 51.9% 6.2% 2.5% 4.1% Assets Liabilities Securities financing activity largely conducted through MUSA Securities financing portfolio is primarily collateralized by high quality, liquid assets • Approximately 87% is collateralized by U.S. Treasuries and Agency MBS and 13% is backed by equities, credit and other Robust risk management framework governs secured financing profile including guidelines and limits for tenor gaps, counterparty concentration and stressed liquidity outflows 1. Includes continuous maturities which include open trades and term evergreen transactions that are primarily used to fund inventory 1

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 Internal TLAC1 Requirement to be Effective January 1, 2019 TLAC-related implications to MUAH due to MUFG's status as a single point of entry G-SIB are: • 18.5% of RWA overall Internal TLAC requirement; minimum 6% must be issued as eligible long-term debt • Internal TLAC must be issued by MUAH to a foreign affiliate; Internal TLAC instruments may not be issued to third party investors • TLAC-eligible long-term debt will contain a contractual conversion ("bail-in") trigger while remaining external debt will not • Clean Holding Company requirements limit MUAH's external liabilities including debt, derivatives and guarantees • Compliance mandatory by January 1, 2019 MUFG is expected to be the external TLAC issuing entity for the global organization MUAH has sufficient aggregate capital and debt to achieve quantitative TLAC requirements; some modifications are required 1. "Total Loss-Absorbing Capacity, Long-Term Debt, and Clean Holding Company Requirements for Systemically Important U.S. Bank Holding Companies and Intermediate Holding Companies of Systemically Important Foreign Banking Organizations," Federal Register Vol. 82, No. 14, January 24, 2017; does not include FHLB balances

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 MUAH Long-Term Debt Outstanding and Maturity Schedule1 As of December 31, 2017 Long-Term Debt Redemption Schedule - Next 10 Years 1. Excludes nonrecourse debt, junior subordinated debt, FHLB Loans and capital leases

Deposit Trends

Average deposit balances have been steady over the last year



Average Quarterly Deposit Breakdown ($ billions)
85
34
7
6
$38
85
33
6
8
38
87
34
5
8
40
4Q16
3Q17
4Q17
Transaction & Money Market
Savings
Time
Noninterest Bearing

Major Deposit Share in Key California Locations[1,2]

Metropolitan Statistical Area (MSA) / State	Rank	Share (%)
Santa Maria-Santa Barbara, CA	2	17.9
San Diego-Carlsbad, CA	4	14.1
Los Angeles-Long Beach-Anaheim, CA	4	8.6
Fresno, CA	4	7.9
Oxnard-Thousand Oaks-Ventura, CA	5	6.0
Salinas, CA	5	9.1
Riverside-San Bernardino-Ontario, CA	5	4.2
Sacramento--Roseville--Arden-Arcade, CA	5	4.3
San Francisco-Oakland-Hayward, CA	7	2.8
San Jose-Sunnyvale-Santa Clara, CA	9	2.4
Overall California	4	6.1

PUREPOINT.™ FINANCIAL

- PurePoint Financial, a new division of MUFG Union Bank, N.A., is a hybrid digital bank aimed at committed savers
- PurePoint offers savings accounts and certificates of deposit (CDs), combining the convenience of online banking with in-person client service at PurePoint Financial Centers
- This model enables PurePoint to deliver competitive rates and an exceptional client experience the way clients want to bank - online, over the phone or in person
- As of December 31, 2017 the PurePoint portfolio balance was $3.04 billion

1. Source: FDIC Summary of Deposits as of September 30, 2017
2. The above balances do not include PurePoint deposits which are primarily placed with customers outside MUB's West Coast markets

MUFG Americas Holdings Corporation Investor Presentation, 4Q17

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 Earning Asset Mix as of 12/31/20174Q 2017 MUB's loan portfolio is primarily residential mortgage and commercial; MUSA contributes trading and securities financing assets 1. Average balance for the year ended December 31, 2017. May not total 100% due to rounding. 2. Period-end total loans held for investment, including all nonperforming loans and purchased credit-impaired loans. May not total 100% due to rounding. Loan Portfolio Composition 2Earning Asset Mix 1 Securities: 18.9% Cash and equivalents: 2.3% Securities Purchased under Repo and Securities Borrowed: 15.0% Trading Assets & Other: 7.3% Commercial & Industrial: 29.1% Commercial Mortgage: 17.9% Construction: 2.2% Lease Financing: 1.9% Residential Mortgage: 44.5% Home Equity & Other Consumer: 4.3% Loans: 56.5%

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 Commercial Loan Portfolio Commercial loan growth stabilized in Q42017 after recent declines in loan balances. Net charge-offs decreased by $4 million quarter-over-quarter. Commercial and Corporate Loan Portfolio Period-end Loan Balances and Net Charge-offs ($mm)

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 Consumer Loan Portfolio Consumer portfolio continues to exhibit strong credit quality Home Equity & Other Consumer Portfolio Period-end Loan Balances and Net Charge-offs ($mm) Residential Mortgage Loan Portfolio Period-end Loan Balances and Net Charge-offs ($mm) Net Charge-offs Residential Mortgage 4Q16 1Q17 2Q17 3Q17 4Q17 $— $— $1 $1 $2 $29,922 $31,162 $32,523 $34,205 $35,643

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 Loans Securities Securities Purchased under Repo and Borrowed Trading Assets & Other Cash and Equivalents 4Q16 1Q17 2Q17 3Q17 4Q17 $80 $78 $79 $79 $80 $23 $25 $25 $27 $28 $21 $20 $21 $21 $22 $8 $10 $10 $10 $11 Net Interest Margin Impacted by Low Rate Environment Net interest margin increased ten basis points year-over-year, reflecting the comparatively higher short-term interest rate environment in 2017 and the impact of noninterest bearing deposits 1. Net interest margin is annualized and presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent 2. Total loans held for investment Earning Assets ($bn)Net Interest Income & Margin ($mm) 2 1 Net Interest Margin Net Interest Income 2015 2016 2017 2.08 2.23 2.33% $2,892 $3,053 $3,204 1 $4 $2$2$3$4 $145$136 $136 $137 $139

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 Interest Rate Risk Management of Exposures Other Than Trading Net Interest Income (NII) Sensitivity ($mm) +200 bps -100 bps Gradual parallel yield curve shift ove r 12-month horizo n

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 MUAH Reference Banks' Average 2.0% 1.0% 0.0% 4Q2016 1Q2017 2Q2017 3Q17 4Q17 0.89% 0.73% 0.63% 0.59% 0.58% 1.63% 1.60% 1.51% 1.29% 1.47% Asset Quality Trends Nonperforming Assets by Loan Type ($mm) Net Charge-offs (Recoveries) / Average Loans1,3Nonperforming Assets / Total Loans1 Criticized4 & Nonaccrual Loans / Total Loans 1. Source: SNL Financial and company reports 2. Reference Banks consist of 13 CCAR-filing public regional banks depicted on slide 3 plus the four largest U.S. money center banks. Reference Banks’ average based on reporting through February 15, 2018 (Source: SNL Financial) 3. Annualized ratio 4. Criticized loans held for investment reflect loans in the commercial portfolio segment that are monitored for credit quality based on regulatory ratings. Amounts exclude small business loans, which are monitored by business credit score and delinquency status MUAH Reference Banks' Average 1.0% 0.5% 0.0% -0.5% 4Q16 1Q17 2Q17 3Q17 4Q17 0.09% 0.29% 0.19% 0.03% 0.01% 0.52% 0.53% 0.47% 0.42% 0.48% Criticized Percent of Total Loans Held For Investment Nonaccrual Loans % Of Total Loans Held For Investment 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 4Q16 1Q17 2Q17 3Q17 4Q17 3.10% 3.09% 2.74% 2.35% 1.95% 0.89% 0.73% 0.64% 0.59% 0.58% Commercial & Industrial Commercial Mortgage Residential Mortgage Home Equity and Other Consumer Other (OREO) NPA / Total Assets $1,000 $900 $800 $700 $600 $500 $400 $300 $200 $100 $0 4Q16 1Q17 2Q17 3Q17 4Q17 487 400 321 308 319 31 33 24 22 20 172 110 128 128 104 29 26 25 23 22 2 2 0.30%0.33%0.38%0.48% 0.30%

Commercial Real Estate Overview

Largely secured, California-focused commercial real estate-purposed loans[1] with strong credit performance

4Q 2017 Property Type Breakdown



Unsecured: 8%
Other: 13%
Multi-Family: 36%
Industrial: 11%
Secured 92%
Retail: 16%
Office: 16%

4Q 2017 Geographic Distribution[2]



Other: 14%
Los Angeles: 21%
Oregon: 2%
Illinois: 3%
Washington: 8%
Orange: 8%
California 65%
New York: 8%
San Diego: 10%
Santa Clara: 5%
Other: 16%
Alameda: 3%
San Francisco: 2%

Commercial Real Estate Statistics

($ MM)	December 31, 2016	September 30, 2017	December 31, 2017
Commitments	**$ 22,971**	**$ 21,101**	**$ 21,141**
Commercial and Industrial	4,220	3,699	3,540
Commercial Mortgage	14,785	14,326	14,529
Construction	3,966	3,077	3,071
Outstandings	**18,734**	**17,683**	**17,714**
Commercial and Industrial	1,904	1,698	1,645
Commercial Mortgage	14,547	14,129	14,294
Construction	2,283	1,857	1,775
Nonperforming Loans	**31**	**23**	**21**

1. Commercial real estate-purposed loans are comprised of commercial mortgage loans, construction loans and C&I loans to borrowers with real estate-exposed businesses. Does not include CMBS in the investment or trading portfolios
2. Excludes loans not secured by real estate; subsets of California reported by Metropolitan Statistical Area (MSA)

MUFG Americas Holdings Corporation Investor Presentation, 4Q17

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 Consumer Loans Performed Well Through the Crisis 1. At origination 2. Excluding loans serviced by third-party service providers and loans covered by FDIC loss share agreements, includes PCI loans 3. Data Source: Consumer Lending Monthly Summary and Key Statistics; Source: Residential – Mortgage Bankers Association, Home Equity-American Bankers Association 4. National (SA) is seasonally adjusted American Bankers Association data; Benchmark metrics are reported on a one quarter lag Residential Mortgage Performance Trends (30 days Past Due + in Foreclosure) 3 Home Equity and Other Consumer Total Delinquency (30 Days + Past Due) 3 Residential Mortgage Portfolio as of December 31, 2017: • 36% interest-only (non-amortizing) • 65% weighted average LTV1 for the I/O portfolio • No subprime programs or option ARM loans • Low delinquency rate due to focus on prime loans, high FICO scores, and low LTVs • 81% of the consumer portfolio has a refreshed FICO score of 720 and above2 • 97% has an LTV less than or equal to 80% MUAH MBA-CA Conventional National Conventional MBA-CA Conventional ARM 40.0% 30.0% 20.0% 10.0% 0.0% 2009 2010 2011 2012 2013 2014 2015 2016 2017 MUAH National (SA) CA HE 30+ (NSA) 5.0% 4.0% 3.0% 2.0% 1.0% 0.0% 2009 2010 2011 2012 2013 2014 2015 2016 2017 4

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 MUAH's Capital, Asset Quality and Ratings Compare Favorably 1. Reference Banks consist of the 13 CCAR-filing public regional banks depicted on slide 3 plus the four largest U.S. money center banks. Reference Banks’ average based on reporting through February 15, 2018 (Source: SNL Financial) 2. Annualized ratio 3. Ratings as of February 27, 2018 Net Charge-offs / Average Loans1,2Nonperforming Assets / Total Loans1 Common Equity Tier 1 (Basel 3) Ratio1 Reference Banks’ Credit Ratings1,3 MUAH Reference Banks' Average 1.8% 1.5% 1.2% 0.9% 0.6% 0.3% 0.0% 4Q17 0.58% 1.47% MUAH Reference Banks' Average 20% 18% 16% 14% 12% 10% 8% 6% 4Q17 16.31 11.08% Holding Company Ratings Bank Ratings Long-term ratings S&P Moody's Fitch S&P Moody's Fitch U.S. Bancorp A+ A1 AA- AA- A1 AA- Wells Fargo & Company A- A2 A+ A+ Aa2 AA- MUAH A- A2 A A A2 A BB&T Corporation A- A2 A+ A A1 A+ JPMorgan Chase & Co. A- A3 A+ A+ Aa3 AA- PNC Financial Services A- A3 A+ A A2 A+ M&T Bank A- A3 A A A3 A Comerica BBB+ A3 A A- A3 A Fifth Third Bancorp BBB+ Baa1 A- A- A3 A- Bank of America Corp. A- A3 A A+ Aa3 A+ Citigroup Inc. BBB+ Baa1 A A+ A1 A+ KeyCorp BBB+ Baa1 A- A- A3 A- SunTrust Banks BBB+ Baa1 A- A- Baa1 A- Citizens Financial Group BBB+ NR BBB+ A- Baa1 BBB+ Huntington BBB Baa1 A- BBB+ A3 A- Capital One Financial Corp. BBB Baa1 A- BBB+ Baa1 A- Regions Financial Corp. BBB+ Baa2 BBB+ A- Baa2 BBB+ Zions Bancorporation BBB- NR NR BBB Baa3 NR MUAH Reference Banks' Average 0.6% 0.4% 0.2% 0.0% 4Q17 0.01% 0.48%

Key MUFG Group Credit Ratings

		MUFG Union Bank, N.A.		MUFG Securities Americas Inc.	MUFG Americas Holdings Corporation	The Bank of Tokyo-Mitsubishi UFJ, Ltd	Mitsubishi UFJ Financial Group, Inc.
		Deposits	Senior Debt	Senior Debt	Senior Debt	Senior Debt	Senior Debt
Moody's	Long-Term	Aa2	A2	—	A2	A1	A1
	Short-Term	P-1	P-1	—	—	P-1	P-1
Standard & Poor's	Long-Term	—	A	A	A-	A	A-
	Short-Term	—	A-1	A-1	A-2	A-1	—
Fitch	Long-Term	A+	A	A	A	A	A
	Short-Term	F1	F1	F1	F1	F1	F1

- means not rated

On October 11, 2017, Moody's upgraded MUAH's long-term senior debt rating to A2 from A3.

- The upgrade was a result of changes in Moody's assumption of parent support. Moody's views MUAH as a strategic and material subsidiary of MUFG and now assumes a very high probability of support to MUAH from its Parent.

On November 28, 2017, S&P downgraded MUAH, MUB and MUSA's long-term ratings by one-notch. MUAH's short-term rating was also lowered to A-2 from A-1.

- The downgrade was the result of S&P lowering MUFG and BTMU's ratings by one notch. S&P's outlook was revised to stable from negative.

MUFG Americas Holdings Corporation Investor Presentation, 4Q17

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 2017 CCAR and 2017 Mid-Cycle DFAST Results The Federal Reserve did not object to MUAH's 2017 capital plan/CCAR submission In October 2017, MUAH submitted its mid-cycle DFAST results to the Federal Reserve 2017 Mid-Cycle Severely Adverse Scenario Results Mid-Cycle DFAST stress test results demonstrate MUAH's capital cushion in excess of regulatory minimums • Severely Adverse scenario included a failure of effective U.S. monetary policy, a recession in the euro zone leading to drops in U.S. exports to Europe and the price of oil, and a multi-family commercial real estate (CRE) price shock Note: MUAH is a standardized BHC for purposes of calculating capital levels and ratios. 1. Represents minimum projected capital ratios from 3Q 2017 through 3Q 2019 2. Regulatory post-stress minimum ratios as defined in the Comprehensive Capital Analysis and Review 2017 Summary Instructions, February 2017.

MUFG Americas Holdings Corporation Investor Presentation, 4Q17 Conclusion MUAH, MUB and MUSA carry solid credit ratings and benefit from ownership by MUFG, one of the world’s largest financial organizations Strong local management team with a majority of independent board members Solid balance sheet with high-quality capital base and strong liquidity Conservative risk culture resulting in a high quality loan portfolio with historically strong credit performance There are many risks facing the banking industry and MUAH; please refer to the Risk Factors on pages 19-36 of our Form 10-K for the year ended December 31, 2017 Contacts Alan Gulick Marcy Morita Managing Director Director 425-423-7317 415-273-2452 alan.gulick@unionbank.com marcy.morita@unionbank.com